SHEA & GARDNER
                         1800 MASSACHUSETTS AVENUE, N.W.
                             WASHINGTON, D.C. 20036

                                 (202) 828-2000
                               Fax: (202) 828-2195


                                                       February 24, 1997

The Prudential Series Fund, Inc.
213 Washington Street
Newark, N.J.  07102


         Re: Registration No. 2-80896
             ------------------------

Ladies and Gentlemen:

     We have served as counsel to The Prudential Insurance Company of America in connection with the registration with the Securities and Exchange Commission of an indefinite number of securities issued by The Prudential Series Fund, Inc. (the "Fund") pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended. The Fund is preparing to file a Form 24F-2 with the Commission pursuant to which the registration of all securities the Fund issued during the year ended December 31, 1996 is made definite. All securities sold by the Fund were sold to unmanaged separate accounts offering interests in those accounts that are registered under the Securities Act of 1933 and on which a registration fee has been or will be paid. Accordingly, the Form 24F-2 lists zero under Item 9 based on the Commission's position referenced in Instruction B.5. to the Form.

     Based on our examination of the relevant documents contained in the Fund's registration statement, and in reliance upon certain exhibits to that registration statement, and assuming that the securities were issued in accordance with the terms described in the registration statement, that the Fund received payment for the securities, and that any appropriate action was taken to qualify the sale of the securities under applicable state laws, we are of the opinion that the securities are valid, legal and binding obligations of the Fund in accordance with their terms and are nonassessable.

     We consent to the filing of the opinion, in connection with Form 24F-2, with the Securities and Exchange Commission.



                                            Yours truly,


                                            SHEA & GARDNER


                                            By:  Christopher E. Palmer